UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On March 28, 2008, The Phoenix Companies, Inc. posted the following to its internal web site:

Proxy mailings under way – your vote matters

Phoenix is in the midst of a proxy contest this year, leading up to the election of directors at our Annual Meeting on May 2. If you are a shareholder, you will be receiving a series of mailings at your home and possibly even phone calls. Some of you may even receive multiple copies of every mailing, depending on how you acquired your shares and where you hold them.

In general:

•	If you own shares through the Savings and Investment Plan (401(k)), you will receive proxy materials from Fidelity, acting as trustee of the plan.

•

If you own shares through the Employee Stock Purchase Plan, or through exercising stock options or converting RSUs, you will receive proxy materials from National Financial Services, acting as custodian for Fidelity.

•	If you own shares you received as part of the demutualization, you will receive proxy materials from BNY Mellon, acting as transfer agent.

•	If you own shares purchased through a broker, or transferred shares acquired through the channels described above to your broker, you will receive proxy materials forwarded by your broker.

Please note, the proxies in the initial mailings from National Financial Services and forwarded by all brokers were printed on white paper with a notation that they represent the “blue proxy.” Now that the opposition in the proxy contest has begun mailing its “white” proxy, subsequent mailings will be printed on blue paper.

Your voice is important. Please be sure to vote all of your shares.

Our Board unanimously recommends a vote FOR ALL of the Board’s five nominees by voting on the Internet, by telephone, or by returning the BLUE proxy card(s) you receive.

Have questions or want more information? Call our proxy solicitor, Morrow & Co., at (800) 414-4313 or see the Annual Meeting section of www.phoenixwm.com.

IMPORTANT INFORMATION REGARDING THE SOLICITATION

AND PARTICIPANTS THEREIN

In connection with our 2008 Annual Meeting, we have filed a definitive proxy statement, BLUE proxy card and other materials with the U.S. Securities and Exchange Commission. The Phoenix Companies, Inc. and its directors and executive officers are deemed to be participants in the solicitation of proxies from its shareholders in connection with our upcoming annual meeting and the notice we received from one of our shareholders. Information regarding the special interests of the directors and executive officers in the proposals that are the subject of the meeting is included in the proxy statement that we have filed. Our shareholders are strongly advised to read the proxy statement filed in connection with the annual meeting carefully before making any voting or investment decision, as it contains important information. Shareholders are able to obtain this proxy statement, any amendments or supplements to the proxy statement, along with the annual, quarterly and special reports we file, for free at the web site maintained by the Securities and Exchange Commission at www.sec.gov or at our Web site at www.phoenixwm.com, in the Investor Relations section. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC, toll-free at (800) 414-4313. Banks and Brokers may call collect at (203) 658-9400.